Exhibit 32.1

CERTIFICATION OF CEO AND CFO PURSUANT TO

18 U.S.C. § 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 10-K/A of Henry County Bancshares, Inc. (the “Company”) for the year ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report “), David H. Gill, Chief Executive Officer of the Company, and Thomas L. Redding, Chief Financial and Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his/her knowledge that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ David H. Gill
DAVID H. GILL
Chief Executive Officer
April 26, 2005

/s/ Thomas L. Redding
THOMAS L. REDDING
Chief Financial and Accounting Officer
April 26, 2005

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.